Exhibit 99.1

Five9 Announces Leadership Transition

Mike Burkland to Return as CEO

San Ramon, Calif. – October 10, 2022 - Five9, Inc. (NASDAQ:FIVN), a leading provider of the intelligent cloud contact center software, announced today that Chief Executive Officer Rowan Trollope has resigned as CEO and from the Board of Directors and accepted another role as CEO of a privately held pre-IPO company outside of the CCaaS space. Mike Burkland, long-time Chairman and former CEO of Five9, has been appointed to the CEO position. This transition will be effective on November 28, 2022.

“I’m thrilled to resume the role of CEO and once again lead the amazing team at Five9 on our exciting journey ahead,” stated Mike Burkland, Chairman of Five9. “When I was diagnosed with cancer in 2017, I resigned from the CEO post to focus on my health, while remaining very close to the business as Chairman. Now, following successful treatments, I am pleased to report that my doctors have given me a favorable long-term prognosis. I’m so excited to get ‘back on the field’ with the Five9 team, which is a special, tight-knit group working passionately on the important mission of enabling our clients to reimagine their customer experience. We are still in the early innings of the shift to the cloud, driven by key trends such as digital transformation and the strategic importance of customer experience. I believe Five9 is very well positioned in this massive market as we continue to execute on product innovation, our march up market and international expansion. I would like to thank Rowan for his outstanding leadership over these last four and a half years.”

Mike Burkland joined Five9 as CEO in 2008. As CEO for nearly 10 years, Mike established the vision and strategy for Five9 to become one of the leading providers of cloud contact center software for the enterprise market, built an organization known for its exceptional culture and operational excellence, led the company through its IPO in 2014 and scaled Five9 into one of the fastest growing public companies in the CCaaS space.

“I’d like to thank Mike and the Board for the opportunity. I’m honored to have had the chance to serve Five9 customers, shareholders and employees. I’d like to say a special thank you to the tremendous team here at Five9—pioneers who have worked incredibly hard to lead the industry and set the pace for innovation and growth in the cloud.” stated Rowan Trollope, CEO of Five9. “I’ve made a personal career decision to join a unique venture backed pre-IPO company that I couldn’t say no to and I’m confident Five9 is in great hands.”

“When Mike stepped down as CEO, we were fortunate to find Rowan,” stated Dave Welsh, Lead Independent Director of Five9’s Board. “Rowan has been instrumental in positioning the company for continued product innovation and expansion both in addressable market and into large enterprise. We are delighted to have Mike return to the helm to lead Five9 forward. Mike’s track record of success for nearly 15 years as both CEO and Chairman, knowledge of the business and relationships with so many key stakeholders make him uniquely qualified to lead Five9 into the future.”

Preliminary Results for Third Quarter 2022

Five9 currently expects revenue for the third quarter of 2022 to be approximately $198 million compared to its original guidance of revenue in the range of $192.5 to $193.5 million.

Five9 currently expects non-GAAP net income per share to be approximately $0.38, based on approximately 71.4 million diluted shares, compared to its original guidance of non-GAAP net income per share in the range of $0.31 to $0.33.

Five9 will report third quarter 2022 financial results on November 7, 2022. Five9 will discuss financial results and the CEO transition on its third quarter earnings conference call. A press release with the details for the conference call is forthcoming.

Five9 is providing the above preliminary results based on current expectations. Our actual results may be different than the preliminary results as a result of the completion of our financial closing procedures, final adjustments, and other developments arising between now and the time that our financial results are finalized.

With respect to Five9’s expected non-GAAP net income per share, Five9 has not reconciled to GAAP net loss per share because stock-based compensation and one-time costs cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

About Five9

Five9 is an industry-leading provider of cloud contact center solutions, bringing the power of cloud innovation to more than 2,500 customers worldwide and facilitating billions of call minutes annually. The Five9 Intelligent Cloud Contact Center provides digital engagement, analytics, workflow automation, workforce optimization, and practical AI to create more human customer experiences, to engage and empower agents, and deliver tangible business results. Designed to be reliable, secure, compliant, and scalable, the Five9 platform helps contact centers increase productivity, be agile, boost revenue, and create customer trust and loyalty.

For more information, visit www.five9.com.

Engage with us: Twitter, LinkedIn, Facebook, Blog, Dare to Reimagine podcast.

Forward-Looking Statements

This news release contains certain forward-looking statements, including the statements in the quotes from Mike Burkland, Rowan Trollope and Dave Welsh, including statements regarding Five9’s market position, ability to execute on key growth initiatives, Mr. Burkland’s health, and the third quarter 2022 preliminary results set forth under the caption “Preliminary Results for Third Quarter 2022,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our actual results may differ materially from the preliminary results as a result of the completion of financial closing procedures, final adjustments, and other developments arising between now and the time that our financial results are finalized; (ii) our CEO transition may disrupt our operations, result in additional executive and personnel transitions and make it more difficult for us to hire and retain our employees; (iii) Mr. Burkland’s health status may change in the future; (iv) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, and may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (v) adverse economic conditions may harm our business, including the current global economic downturn, rise in interest rates and other factors; (vi) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (vii) our recent rapid growth may not be indicative of our future results; (viii) failure to adequately retain and expand our sales force will impede our growth; (ix) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (x) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xi) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xiii) we continue to expand our international operations, which exposes us to significant risks; (xiv) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xv) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xvi) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xvii) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xviii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xix) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xx) we have a history of losses and we may be unable to achieve or sustain profitability; (xxi) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xxii) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (xxiii) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxiv) failure to comply with laws and regulations could harm our business and our reputation; (xxv) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxvi) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

Investor Relations Contact:

Five9, Inc.

Barry Zwarenstein

Chief Financial Officer

925-201-2000 ext. 5959

IR@five9.com

The Blueshirt Group for Five9, Inc.

Lisa Laukkanen

415-217-4967

Lisa@blueshirtgroup.com

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